Press Release – For Immediate Release

August 7, 2012

CCFNB Bancorp, Inc. Reports Second Quarter 2012 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the second quarter of 2012.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the six months ended June 30, 2012 was $3,697,000 compared to $3,450,000 for the same period in 2011. Earnings per share for the six months ended June 30, 2012 and 2011 were $1.68 and $1.55, respectively. Annualized return on average assets and return on average equity were 1.20% and 10.19% for the six months ended June 30, 2012 as compared to 1.11% and 10.02% for the same period of 2011.

The net interest margin, tax effected, on interest earning assets was 3.55% as of June 30, 2012 as compared to 3.58% as of June 30, 2011.

Total assets decreased $10.9 million to $613.8 million at June 30, 2012 from $624.7 million at December 31, 2011. Since the end of 2011, investment securities decreased $6.9 million while net loans increased 1.7% or $5.9 million. Total deposits decreased $3.2 million while short term borrowings decreased $4.3 million since the end of 2011.

When compared to December 31, 2011, Stockholders’ equity, excluding accumulated other comprehensive income, has increased $1.7 million to $70.9 million as of June 30, 2012. The current level of stockholders’ equity equated to a book value per share of $33.31 at June 30, 2012 as compared with $32.28 as of December 31, 2011. For the six months ended June 30, 2012 cash dividends of $0.64 per share were paid to stockholders compared to $0.62 for the comparable period of 2011. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 11.9 % as compared to 11.4% at December 31, 2011.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.

Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
(In Thousands)	2012	2011

ASSETS
Cash and due from banks	$8,880	$9,632
Interest-bearing deposits in other banks	16,129	26,699
Federal funds sold	2,820	1,845
Total cash and cash equivalents	27,829	38,176

Investment securities, available for sale, at fair value	189,435	196,345
Restricted securities, at cost	3,065	2,900
Loans held for sale	2,551	5,164
Loans, net of unearned income	354,249	345,674
Less: Allowance for loan losses	5,429	5,383
Loans, net	348,820	340,291
Premises and equipment, net	12,164	11,740
Accrued interest receivable	1,314	1,328
Cash surrender value of bank-owned life insurance	14,729	14,413
Investment in limited partnerships	1,343	1,455
Intangible Assets:
Core deposit	1,421	1,639
Goodwill	7,937	7,937
Prepaid FDIC assessment	1,005	1,146
Other assets	2,206	2,143
TOTAL ASSETS	$613,819	$624,677

LIABILITIES
Interest-bearing deposits	$401,205	$397,045
Noninterest-bearing deposits	77,963	85,334
Total deposits	479,168	482,379

Short-term borrowings	54,011	58,288
Long-term borrowings	5,115	6,118
Accrued interest payable	404	497
Other liabilities	1,942	5,980
TOTAL LIABILITIES	540,640	553,262

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized 15,000,000 shares, issued 2,308,245 shares in 2012; and 2,300,987 shares in 2011	2,885	2,876
Surplus	28,672	28,421
Retained earnings	42,706	40,418
Accumulated other comprehensive income	2,287	2,260
Treasury stock, at cost; 111,400 shares in 2012 and 88,900 shares in 2011	(3,371)	(2,560)
TOTAL STOCKHOLDERS' EQUITY	73,179	71,415
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$613,819	$624,677

CCFNB Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In Thousands, Except Per Share Data)	June 30,		June 30,
	2012	2011	2012	2011
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,337	$4,416	$8,577	$8,864
Tax-exempt	274	285	556	565
Interest and dividends on investment securities:
Taxable	968	1,361	2,024	2,818
Tax-exempt	172	139	339	265
Dividend and other interest income	16	14	31	25
Federal funds sold	1	-	1	1
Deposits in other banks	7	18	25	27
TOTAL INTEREST AND DIVIDEND INCOME	5,775	6,233	11,553	12,565

INTEREST EXPENSE
Deposits	805	1,208	1,693	2,432
Short-term borrowings	40	74	119	158
Long-term borrowings	36	40	76	79
Junior subordinate debentures	-	24	-	48
TOTAL INTEREST EXPENSE	881	1,346	1,888	2,717

NET INTEREST INCOME	4,894	4,887	9,665	9,848

PROVISION FOR LOAN LOSSES	30	330	60	410
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,864	4,557	9,605	9,438

NON-INTEREST INCOME
Service charges and fees	371	439	739	853
Gain on sale of loans	367	206	740	367
Earnings on bank-owned life insurance	133	107	259	215
Brokerage	127	68	225	128
Trust	151	191	300	407
Investment security (losses) gains	(17)	3	(17)	3
Gain on sale of premises and equipment	-	489	-	489
Interchange fees	264	240	516	459
Other	306	246	534	496
TOTAL NON-INTEREST INCOME	1,702	1,989	3,296	3,417

NON-INTEREST EXPENSE
Salaries	1,638	1,616	3,244	3,273
Employee benefits	528	528	1,073	1,113
Occupancy	256	261	518	559
Furniture and equipment	313	327	591	628
State shares tax	165	151	325	294
Professional fees	164	151	327	304
Director's fees	64	65	127	133
FDIC assessments	79	105	159	254
Telecommunications	63	79	127	162
Amortization of core deposit intangible	109	176	218	303
Automated teller machine and interchange	181	164	366	315
Other	492	460	888	889
TOTAL NON-INTEREST EXPENSE	4,052	4,083	7,963	8,227

INCOME BEFORE INCOME TAX PROVISION	2,514	2,463	4,938	4,628
INCOME TAX PROVISION	635	623	1,241	1,178
NET INCOME	$1,879	$1,840	$3,697	$3,450

EARNINGS PER SHARE	$0.86	$0.83	$1.68	$1.55
CASH DIVIDENDS PER SHARE	$0.33	$0.31	$0.64	$0.62
WEIGHTED AVERAGE SHARES OUTSTANDING	2,201,890	2,227,801	2,204,424	2,227,002

	Quarter Ended

(Dollars in Thousands, Except Per Share Data)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Operating Highlights

Net income	$1,879	$1,818	$1,698	$1,628	$1,840
Net interest income	4,894	4,771	4,741	4,793	4,887
Provision for loan losses	30	30	380	30	330
Non-interest income	1,702	1,594	1,503	1,420	1,989
Non-interest expense	4,052	3,911	3,601	3,982	4,083

Financial Condition Data:

Total assets	$613,819	$631,223	$624,677	$625,789	$599,546
Loans, net	348,820	338,497	340,291	339,437	340,748
Intangibles	9,358	9,467	9,576	9,701	9,826
Total deposits
Noninterest-bearing	$77,963	$81,828	$85,334	$78,549	$65,028
Savings	75,296	76,120	72,865	67,062	67,976
NOW	78,079	79,987	74,811	75,374	72,212
Money Market	47,296	46,090	44,104	44,537	44,458
Time Deposits	200,534	199,151	205,265	212,864	214,731
Total interest-bearing deposits	401,205	401,348	397,045	399,837	399,377
Core deposits*	278,634	284,025	277,114	265,522	249,674

Selected Ratios

Net interest margin(YTD)	3.55%	3.47%	3.52%	3.56%	3.58%
Annualized return on average assets	1.20%	1.17%	1.09%	1.09%	1.11%
Annualized return on average equity	10.19%	10.10%	9.68%	9.74%	10.02%

Capital Ratios

Total risk-based capital ratio	19.63%	18.81%	18.17%	19.59%	19.25%
Tier 1 capital ratio	18.37%	17.53%	16.92%	18.33%	18.01%
Leverage ratio	10.20%	9.89%	9.61%	10.28%	10.17%

Asset Quality Ratios

Non-performing assets	$4,583	$5,298	$5,240	$3,933	$3,510
Allowance for loan losses	5,429	5,419	5,383	5,158	5,211
Allowance for loan losses to total loans	1.52%	1.56%	1.54%	1.50%	1.51%
Allowance for loan losses to non-performing loans	118.47%	104.20%	102.80%	131.13%	148.45%

Per Share Data

Earnings per share	$0.86	$0.82	$0.77	$0.73	$0.83
Dividend declared per share	0.33	0.31	0.31	0.31	0.31
Book value	33.31	32.75	32.28	31.90	31.59
Common stock price:
Bid	$35.05	$35.40	$32.00	$32.60	$34.00
Ask	35.40	35.65	37.50	38.00	36.55
Weighted average common shares	2,201,890	2,206,959	2,217,760	2,226,139	2,227,801

* Core deposits are defined as total deposits less time deposits